As filed with the Securities and Exchange Commission on February 27, 2004

Registration 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STARBUCKS CORPORATION

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1325671 (I.R.S. Employer Identification Number)

2401 Utah Avenue South
Seattle, Washington 98134
(Address of principal executive offices, including zip code)

STARBUCKS CORPORATION UK SHARE SAVE PLAN

PAULA E. BOGGS
(executive vice president, general counsel and secretary)
Starbucks Corporation
2401 Utah Avenue South
Seattle, Washington 98134
(206) 447-1575
(Name, address and telephone number, including area code, of agent for service)

Copy to:
J. SUE MORGAN
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101-3099
(206) 359-8000

     Approximate date of commencement of proposed sale to the public: By the Registrant, in accordance with the terms of the Starbucks Corporation UK Share Save Plan after the effective date of this Registration Statement. By the selling shareholders, from time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

     If this form if filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount To Be		Proposed Maximum	Proposed Maximum	Amount of
To Be Registered	Registered (1)		Offering Price Per Share (4)	Aggregate Offering Price (4)	Registration Fee (4)

Common Stock, par value $0.001 per share	35,186	(2)	$37.20	$1,308,919	$165.84

Common Stock, par value $0.001 per share	564,814	(3)	$37.20	$21,011,081	$2,662.10

(1)	Includes an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.

(2)	Represents 35,186 shares issued pursuant to the plan.

(3)	Represents 564,814 shares issuable pursuant to the plan.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act. The proposed maximum offering price per share is estimated to be $37.20, based on the average of the high sales price ($37.65) and the low sales price ($36.75) per share of the Registrant’s Common Stock as reported by the Nasdaq National Market on February 26, 2004.

EXPLANATORY NOTES

The Registrant has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act to register up to 600,000 shares of its Common Stock issued or issuable under the Registrant’s UK Share Save Plan (the “Plan”).

This Form S-8 also includes a prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This reoffer prospectus may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 35,186 shares of Common Stock that constitute “restricted securities” that have been issued under the Plan prior to the filing of this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send the documents containing the information specified in Part I of Form S-8 to Plan participants as specified by Rule 428(b)(1) under the Securities Act. Pursuant to the instructions to Form S-8, the Registrant is not required to file these documents either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 under the Securities Act.

REOFFER PROSPECTUS

35,186 Shares

STARBUCKS CORPORATION

Common Stock

     This prospectus relates to 35,186 shares of the common stock of Starbucks Corporation, which may be offered from time to time by shareholders of Starbucks identified on page 4 of this prospectus. The selling shareholders have acquired the shares pursuant to the terms of the Starbucks Corporation UK Share Save Plan.

     The selling shareholders may offer for sale or sell their shares in varying amounts through public or private transactions at prevailing market prices or at privately negotiated prices. Such future prices are not currently known. The selling shareholders will receive all of the net proceeds from the sale of the shares. Starbucks will not receive any proceeds from the sale of the shares. The selling shareholders will bear all the sales commissions and similar expenses. Any other expenses incurred by us in connection with this registration and offering not borne by the selling shareholders will be borne by us.

     Starbucks common stock is traded on the Nasdaq National Market under the symbol “SBUX.” The last reported sales price of the common stock on the Nasdaq National Market on February 26, 2004 was $37.41 per share.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     You should carefully consider the “Risk Factors” beginning on page 1 of this prospectus before purchasing shares of our common stock.

The date of this prospectus is February 27, 2004

THE COMPANY
RISK FACTORS
CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
USE OF PROCEEDS
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INFORMATION INCORPORATED BY REFERENCE
PART II
Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
Item 4. DESCRIPTION OF SECURITIES
Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Item 7. EXEMPTION FROM REGISTRATION CLAIMED
Item 8. EXHIBITS
Item 9. UNDERTAKINGS
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1

THE COMPANY	1
RISK FACTORS	1
CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995	3
USE OF PROCEEDS	3
SELLING SHAREHOLDERS	4
PLAN OF DISTRIBUTION	4
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	4
LEGAL MATTERS	5
EXPERTS	5
WHERE YOU CAN FIND MORE INFORMATION	5
INFORMATION INCORPORATED BY REFERENCE	5

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to give you different information. You should not assume that the information incorporated by reference or provided in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of the documents.

     This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these shares by any person in any jurisdiction in which it is unlawful for that person to make such an offer, solicitation or sale.

-i-

THE COMPANY

     Starbucks is the leading retailer, roaster and brand of specialty coffee in the world, with more than 7,500 retail locations in North America, Latin America, Europe, the Middle East and the Pacific Rim. Starbucks is committed to offering the highest quality coffee and the Starbucks Experience while conducting its business in ways that produce social, environmental and economic benefits for communities in which it does business. In addition to its retail operations, Starbucks produces and sells bottled Frappuccino® coffee drinks, Starbucks DoubleShot™ coffee drink, and a line of superpremium ice creams through its joint venture partnerships. Starbucks brand portfolio provides a wide variety of consumer products. Tazo Tea’s line of innovative premium teas and Hear Music’s exceptional compact discs enhance the Starbucks Experience through best-of-class products. The Seattle’s Best Coffee® and Torrefazione Italia® Coffee brands enable Starbucks to appeal to a broader consumer base by offering an alternative variety of coffee flavor profiles.

     Starbucks is a Washington corporation. Our principal executive offices are located at 2401 Utah Avenue South, Seattle, Washington 98134 and our telephone number is (206) 447-1575.

RISK FACTORS

     In addition to the other information in this prospectus, you should carefully consider the following factors before investing in our common stock. The risks discussed below include forward-looking statements. See “Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995.”

If our business grows according to our current expectations, managing that growth effectively will be challenging, and any failure to manage our growth effectively could adversely impact our business, financial condition and results of operations.

     In the fiscal year ending October 3, 2004, we expect to open approximately 1,300 new stores worldwide and expect company-operated comparable store sales growth to be in the range of 3%-7%, with monthly anomalies. Management expects total net revenue growth of approximately 20% and earnings per share growth of approximately 20-25% per year for the next 3-5 years. Managing rapid growth can be challenging, and any failure to execute that growth effectively could adversely impact our business, financial condition and results of operations.

Any substantial, sustained decline in the retail operations of our United States operating segment, upon which our financial performance is highly dependent, would have a material adverse effect upon our business, financial condition and results of operations.

     Our financial performance is highly dependent upon the retail operations of the United States operating segment. Any substantial, sustained decline in these operations would have a material adverse effect on our business, financial condition and results of operations. Declines in financial performance could arise from, among other things:

•	failure to identify and secure real estate locations sufficient to meet annual targets for store openings;

•	shortfalls in comparable store sales growth expectations; and

•	negative trends in operating expenses.

Our International operating segment is not profitable and our international stores and licensees may have difficulty achieving profitability.

     Our International operating segment (excluding Canada) currently is not profitable, and our international stores and licensees may not be successful in their operations or in achieving expected growth. Some factors critical to the success of our international stores and licensees are different than those affecting the United States stores and licensees. The economies of a number of the international markets in which Starbucks and its licensees operate have been weak in recent years. Tastes naturally vary by region, and consumers in the new international markets into which Starbucks and its licensees expand may not embrace products and services to the same extent as consumers in our existing United States markets. Occupancy costs and store operating expenses are sometimes higher internationally than in the United States due to higher rents for prime, inner-city store locations or due to local laws that make it more expensive to retain or terminate employees. Our International operations are also subject to the inherent risks of foreign currency fluctuations and changes in economic, social and political conditions. Because our International operations are in an early phase of development and have country-specific regulatory requirements, they require a more comprehensive field organization, compared to the United States, to provide resources and respond to the business needs in each region.

If we fail to meet the market’s high expectations, the market price of our common stock could drop rapidly and sharply.

     Our future operating results may fluctuate, perhaps significantly, depending upon a number of factors which include, but are not limited to, the following:

•	our ability to continue to increase net revenues and operating income in the United States operating segment;

•	our ability to grow operating income in the International operating segment;

•	the impact of recording the cost of future stock option grants as an expense in the consolidated statements of earnings; and

•	general economic conditions in the markets in which we operate.

     Market expectations for our financial performance are high, and Starbucks stock often trades at a significant multiple to expected earnings per share. Failure to meet these market expectations could cause the market price of our common stock to drop rapidly and sharply. Investing in Starbucks common stock entails assuming the risk that we may not meet the market’s high expectations.

CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     Certain statements herein or in documents incorporated by reference herein, including anticipated store openings, comparable store sales expectations, trends in or expectations regarding Starbucks revenue growth, operating expenses, capital expenditures, effective tax rate and net earnings and earnings per share results, all constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. Actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, coffee, dairy and other raw materials prices and availability, successful execution of internal performance and expansion plans, fluctuations in United States and international economies, ramifications from the war on terrorism, or other international events or developments, the impact of competitors’ initiatives, the effect of legal proceedings, and other risks detailed herein and in Starbucks other filings with the Securities and Exchange Commission, including under the heading “Certain Additional Risks and Uncertainties” in the “Business” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 28, 2003.

     A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Users should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. Starbucks is under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

     The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the selling shareholders. We will not receive any of the proceeds from any sale of shares by the selling shareholders.

SELLING SHAREHOLDERS

     The following table sets forth, as of December 31, 2003:

•	the name of each selling shareholder holding 1,000 shares or more of common stock offered pursuant to this prospectus;

•	the number of shares of common stock that each selling shareholder beneficially owned prior to this offering;

•	the number of shares of common stock beneficially owned by each selling shareholder that may be offered pursuant to this prospectus, some or all of which shares may be sold pursuant to this prospectus; and

•	the number of shares of common stock to be beneficially owned by each selling shareholder following this offering, assuming the sale pursuant to this offering of all shares that are beneficially owned by such selling shareholder and offered pursuant to this prospectus.

     The persons listed as selling shareholders may not have a present intention of selling shares or may offer or sell fewer than the number of shares indicated. The information included in the table assumes that each shareholder below will elect to sell all of his or her shares set forth under “Number of Shares Which May Be Offered.” This table has been prepared to comply with the rules and regulations of the Securities and Exchange Commission but does not reflect any knowledge that we have with respect to the present intent of the persons listed as selling shareholders.

     In addition to the selling shareholders identified below, certain unnamed individuals who are not affiliates of Starbucks may sell up to 1,000 shares individually (up to 21,408 shares in the aggregate) pursuant to this prospectus.

	Number of Shares	Number of	Number of Shares
	Beneficially Owned Prior	Shares Which	Beneficially Owned After
Name (1)	to Offering (2)	May Be Offered	Offering (2)(3)

Graeme Barber	1,406	1,406	0
Karen Ruth Zena Cadman	1,406	1,406	0
Gordon Davidson	1,406	1,406	0
Leigh John Dennis	1,406	1,406	0
Jonathan Hiscock	1,406	1,406	0
Rupert Lawrie	1,406	1,406	0
Adele Reast Duggan	1,406	1,406	0
Mark Smith	1,124	1,124	0
Thomas James Stapleton	1,406	1,406	0
Raphael Zelfa	1,406	1,406	0

(1)	Each of the individuals listed in the table above is a non-affiliate employee of Starbucks and beneficially owns less than 1% of our outstanding common stock.

(2)	The amounts shown are derived from information available to Starbucks after undertaking reasonable efforts to determine the beneficial ownership of the selling shareholders listed. Beneficial ownership is determined in accordance with the rules and regulations of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 31, 2003, are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge each person named in the table has sole voting and investment power with respect to the shares set forth opposite that person’s name.

(3)	Assumes the sale of all shares offered pursuant to this prospectus and no other purchases or sales of our common stock.

PLAN OF DISTRIBUTION

     The selling shareholders may sell all or a portion of the shares offered by this prospectus from time to time in ordinary broker transactions on the Nasdaq National Market at the prices prevailing at the time of such sale. The selling shareholders may also make private sales directly through a broker or brokers. The selling shareholders will be responsible for payment of any and all commissions to brokers, which will be negotiated on an individual basis. Starbucks will pay all expenses incident to the sale of the shares to the public other than brokerage commissions and other expenses incurred by the selling shareholders, which will be paid by the selling shareholders. In connection with any sale, the selling shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended.

     There is no assurance that any of the selling shareholders will sell any or all of the shares of common stock offered by them pursuant to this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

     Article VIII of the Registrant’s Amended and Restated Bylaws authorizes the Registrant to indemnify any present or former director or officer to the fullest extent authorized by the Washington Business Corporation Act (the “WBCA”) or other applicable law against liabilities and losses incurred in connection with serving as a director or officer. Sections 23B.08.510 and 23B.08.570 of the WBCA authorize a corporation to indemnify its directors, officers, employees or agents against liability incurred in a proceeding if (a) the individual acted in good faith, (b) the individual reasonably believed (i) in the case of conduct in the individual’s capacity with the corporation, that his or her conduct was in the corporation’s best interests and (ii) in all other cases, that his or her conduct was at least not opposed to its best interests and (c) in the case of criminal proceedings, the individual had no reasonable cause to believe his or her conduct was unlawful.

     Article 9 of the Registrant’s Amended and Restated Articles of Incorporation, as amended, provides that, to the fullest extent that the WBCA permits the limitation or elimination of directors’ liability, a director shall not be liable to the Registrant or its shareholders for monetary damages as a result of acts or omissions as a director.

     The Registrant maintains directors’ and officers’ liability insurance under which the Registrant’s directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

     We are being represented by Perkins Coie LLP, Seattle, Washington, who will pass upon the validity of the shares being offered by this prospectus.

EXPERTS

     The financial statements incorporated in this prospectus by reference from the Starbucks annual report on Form 10-K for the year ended September 28, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-8, of which this prospectus is a part, under the Securities Act, with respect to the shares of common stock offered pursuant to this prospectus. This prospectus does not contain all of the information included in the registration statement. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete. You should refer to the copies of those documents filed as exhibits to the registration statement or otherwise filed by us with the Securities and Exchange Commission for a more complete understanding of the matters involved. Each statement concerning those documents is qualified in its entirety by such reference.

     We are also subject to the informational requirements of the Securities Exchange Act of 1934, as amended. In accordance with the Exchange Act we file reports, proxy statements and other information with the Securities and Exchange Commission. The registration statement, including the attached exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about public reference rooms. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with it. Copies of the registration statement and the reports, proxy and information statements and other information that we file with the Securities and Exchange Commission may be obtained from its internet address at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

     The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and any documents filed in the future with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

•	our annual report on Form 10-K for the fiscal year ended September 28, 2003, filed on December 23, 2003, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

•	our quarterly report on Form 10-Q for the fiscal quarter ended December 28, 2003, filed on February 4, 2004, which contains unaudited consolidated financial statements for the first quarter of the fiscal year ending October 3, 2004; and

•	the description of our common stock contained in the registration statements on Form 8-A and Form 8-A/A, filed on June 18, 1992 and March 26, 2001, respectively, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     These and our other filings with the Securities and Exchange Commission are available at our web site at www.starbucks.com/aboutus/investor.asp. Upon request by any shareholder to the following address, a copy of these filings, without exhibits, will be furnished without charge, and a copy of the exhibits to these filings will be furnished for a fee which will not exceed our reasonable expenses in furnishing the exhibits.

Investor Relations
Starbucks Corporation
2401 Utah Avenue South
Seattle, Washington 98134
(206) 447-1575 x87118
www.starbucks.com/aboutus/investor.asp

     Any information contained in this prospectus shall be deemed to be modified, replaced, superseded or supplemented to the extent that any document filed in the future with the Securities and Exchange Commission and incorporated by reference in this prospectus modifies, replaces, supersedes or supplements that information. In addition, any information contained in a document incorporated by reference in this prospectus shall be deemed to be modified, replaced, superseded or supplemented for purposes of this prospectus to the extent that information contained in this prospectus or in any subsequently filed document that is also incorporated by reference in this prospectus modifies, replaces, supersedes or supplements that information. Any information so modified, replaced, superseded or supplemented shall not be deemed, except as so modified, replaced, superseded or supplemented, to constitute a part of this prospectus.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

     (a)  The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2003, filed with the Commission on December 23, 2003, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

     (b)  The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 2003, filed on February 4, 2004, which contains unaudited consolidated financial statements for the first quarter of the fiscal year ending October 3, 2004; and

     (c)  The description of the Registrant’s Common Stock contained in the Registration Statements on Form 8-A and Form 8-A/A, filed on June 18, 1992 and March 26, 2001, respectively, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4. DESCRIPTION OF SECURITIES

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article VIII of the Registrant’s Amended and Restated Bylaws authorizes the Registrant to indemnify any present or former director or officer to the fullest extent authorized by the Washington Business Corporation Act (the “WBCA”) or other applicable law against liabilities and losses incurred in connection with serving as a director or officer. Sections 23B.08.510 and 23B.08.570 of the WBCA authorize a corporation to indemnify its directors, officers, employees or agents against liability incurred in a proceeding if (a) the individual acted in good faith, (b) the individual reasonably believed (i) in the case of conduct in the individual’s capacity with the corporation, that his or her conduct was in the corporation’s best interests and (ii) in all other cases, that his or her conduct was at least not opposed to its best interests and (c) in the case of criminal proceedings, the individual had no reasonable cause to believe his or her conduct was unlawful.

     Article 9 of the Registrant’s Amended and Restated Articles of Incorporation, as amended, provides that, to the fullest extent that the WBCA permits the limitation or elimination of directors’ liability, a director shall not be liable to the Registrant or its shareholders for monetary damages as a result of acts or omissions as a director.

     The Registrant maintains directors’ and officers’ liability insurance under which the Registrant’s directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     For the issuance by the Registrant of 35,186 shares of Common Stock which are being reoffered pursuant to a prospectus filed with this Registration Statement, the Registrant relied on Regulation S promulgated under the Securities Act, which provides an exemption from the registration requirements for securities offered by an issuer pursuant to an employee benefit plan established and administered in accordance with the laws of a country other than the United States.

Item 8. EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Perkins Coie LLP regarding legality of the Common Stock being offered.

10.1	Starbucks Corporation UK Share Save Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K, filed on December 23, 2003).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1).

24.1	Power of Attorney (see signature page).

Item 9. UNDERTAKINGS

A.     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 27th day of February, 2004.

STARBUCKS CORPORATION
/s/ Orin C. Smith

By:	Orin C. Smith president and chief executive officer

POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Howard Schultz and Orin C. Smith, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on this 27th day of February, 2004.

Signature	Title

/s/ Howard Schultz Howard Schultz	director, chairman and chief global strategist

/s/ Orin C. Smith Orin C. Smith	director, president and chief executive officer (principal executive officer)

/s/ Michael Casey Michael Casey	executive vice president, chief financial officer and chief administrative officer (principal financial and accounting officer)

/s/ Barbara Bass Barbara Bass	director

/s/ Howard Behar Howard Behar	director

/s/ William W. (Bill) Bradley William W. (Bill) Bradley	director

Signature	Title

/s/ Craig J. Foley Craig J. Foley	director

/s/ Olden Lee Olden Lee	director

/s/ Gregory B. Maffei Gregory B. Maffei	director

/s/ Arlen I. Prentice Arlen I. Prentice	director

/s/ James G. Shennan, Jr. James G. Shennan, Jr.	director

/s/ Myron E. Ullman, III Myron E. Ullman, III	director

/s/ Craig E. Weatherup Craig E. Weatherup	director

INDEX TO EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Perkins Coie LLP regarding legality of the Common Stock being offered.

10.1	Starbucks Corporation UK Share Save Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K, filed on December 23, 2003).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1).

24.1	Power of Attorney (see signature page).